UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 21, 2017

CPI CARD GROUP INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-37584 (Commission File Number)	26-0344657 (I.R.S. Employer Identification No.)

10026 West San Juan Way Littleton, CO (Address of principal executive offices)	80127 (Zip Code)

(303) 973-9311
(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

☒          Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

☐            If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(e) of the Exchange Act

Item 5.02                                           Departure of Directors or Certain Officers; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 21, 2017, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of CPI Card Group Inc. (the “Company”) adopted guidelines governing executive severance and changes in control (the “Executive Severance Guidelines”). The Executive Severance Guidelines apply to U.S.-based officers of the Company, as “officer” is defined by Section 16 of the Securities Exchange Act of 1934, as amended, including named executive officers (“Section 16 Officers”), who are not otherwise parties to individual employment and/or severance agreements with the Company that provide for benefits in the event of a termination of employment.

Under the Executive Severance Guidelines, if the employment of a participating Section 16 Officer is terminated without “cause,” as hereinafter defined, or he or she resigns for “good reason,” as hereinafter defined, in each case, not in connection with a “change in control,” as hereinafter defined, he or she would be eligible to receive an amount equal to (i) for the Company’s Chief Executive Officer, 1.5 times the sum of his or her base salary plus bonus target, or (ii) for all other Section 16 Officers, one times the sum of his or her base salary plus bonus target. In the event of such a termination occurring within the 24 months following a change in control, the applicable severance multiple would be increased to two times (for the Chief Executive Officer) and 1.5 times (for all other Section 16 Officers). All such amounts would be paid in accordance with the Company’s standard payroll procedures. In addition, the Executive Severance Guidelines provide that the Company would continue to pay for the portion of the cost of coverage for medical, dental and vision benefits that it paid on behalf of a Section 16 Officer as of the date of his or her termination of employment for the greater of (i) the severance period or (ii) the eligibility and enrollment period applicable to such Section 16 Officer pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), for so long as the Section 16 Officer properly elects COBRA continuation coverage. Finally, under the Executive Severance Guidelines, the Company may provide up to six months of outplacement services, at management’s discretion.

“Cause” and “change in control” are each as defined in the Company’s Omnibus Incentive Plan, and “good reason” means, without the Section 16 Officer’s consent, (1) the Section 16 Officer’s refusal to relocate a distance greater than 50 miles as required by the Company, (2) a significant reduction in duties, title or authority, or (3) a material reduction in base salary.

The receipt of all benefits under the Executive Severance Guidelines is subject to the Section 16 Officer’s execution, delivery and non-revocation of a separation and release of claims agreement, which includes certain restrictive covenants.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CPI CARD GROUP INC.

Dated: June 26, 2017	By:	/s/ Steven Montross
	Name:	Steven Montross
	Title:	President and Chief Executive Officer